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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2024

Barings BDC, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00733	06-1798488
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 South Tryon Street, Suite 2500 Charlotte, North Carolina	28202
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 805-7200
N/A
(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	BBDC	The New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
The information contained in Item 2.03 of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On November 5, 2024, Barings BDC, Inc. (“BBDC”) entered into an amended and restated senior secured credit agreement (the “Agreement”), among BBDC, as borrower, the lenders party thereto, ING Capital LLC (“ING”), as administrative agent, the joint lead arrangers and joint bookrunners party thereto, JPMorgan Chase Bank, N.A., as syndication agent, and Bank of Montreal and Fifth Third Bank, National Association, as documentation agents, which amended that certain Senior Secured Revolving Credit Agreement, dated as of February 21, 2019, by and among, among others, BBDC, as borrower, the lenders party thereto, and ING, as administrative agent, (as amended, restated, supplemented or otherwise modified from time to time, and giving effect to the Agreement, the “ING Credit Facility”).
The Agreement, among other changes, (a) extended the revolving period under the ING Credit Facility from February 21, 2025 to November 5, 2028; (b) extended the stated maturity date from February 21, 2026 to November 5, 2029; (c) adjusted the interest rate charged on the ING Credit Facility from an applicable spread of either the term SOFR plus 2.25% (or 2.00% for so long as BBDC maintains an investment grade credit rating) plus a credit spread adjustment of 0.10% for borrowings with an interest period of one month, 0.15% for borrowings with an interest period of three months, or 0.25% for borrowings with an interest period of six months to an applicable spread of 1.875% plus a credit spread adjustment of 0.10%, and (d) reduced the total commitments under the ING Credit Facility from $1,065 million to $825 million, of which $100 million has been reallocated from revolving commitments to term loan commitments.
The above summary is not complete and is qualified in its entirety to the full text of the Agreement and related documents, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description
10.1*
Amended and Restated Senior Secured Credit Agreement, dated as of November 5, 2024, by and among, among others, Barings BDC, Inc., as borrower, the lenders party thereto, and ING Capital LLC, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barings BDC, Inc.

Date: November 7, 2024	By:	/s/ Elizabeth A. Murray
Elizabeth A. Murray
Chief Financial Officer and Chief Operating Officer